CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Logan Resources Ltd. on Form 20-F of our report dated May 22, 2003 on our audit of the financial statements for the years ended March 31, 2002 and 2003 which report is included in the Form 20-F.

/s/ “Manning Elliott”

CHARTERED ACCOUNTANTS

Vancouver, British Columbia

April 29, 2004